Exhibit 4.7

FORM OF SUBSCRIPTION AND WARRANT AGENT AGREEMENT

This subscription and warrant agent agreement (“Agreement”) between Omagine, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (“Continental”), is dated as of January 31, 2012.

1.	Appointment.

(a)
The Company is distributing at no charge, to holders of its $0.001 par value common stock (the “Common Stock” or “Common Shares”) up to 3,202,200 non-transferable subscription rights (“Rights”) and up to 6,404,400 Common Stock purchase warrants (“Warrants). The Company will distribute one-fourth (1/4) of a Right, one-fourth (1/4) of a Warrant exercisable at $5.00 per share (the “$5 Warrants”) and one-fourth (1/4) of a Warrant exercisable at $10.00 per share (the “$10 Warrants”) for each share of Common Stock issued and outstanding on February  , 2012 (the “Record Date”) as of 5:00 p.m., Eastern time in the United States (the “Record Time”). Shareholders owning Common Shares at the Record Time (the “Record Shareholders”) will therefore receive one Right, one $5 Warrant and one $10 Warrant for each four Common Shares held of record at the Record Time. No fractional Rights or Warrants will be issued and any such fractional Right or Warrant resulting from the foregoing calculation will be rounded up to the nearest whole Right or Warrant.

Each Right entitles the holder thereof to purchase one share of Common Stock at a purchase price of $1.25 per share (the “Subscription Price”). The term “Subscribed” shall mean submitted for purchase from the Company by a Record Shareholder in accordance with the terms of the Rights Offering, and the term “Subscription” shall mean any such submission. Each $5 Warrant entitles the holder thereof to purchase one share of Common Stock at a purchase price of $5.00 per share and each $10 Warrant entitles the holder thereof to purchase one share of Common Stock at a purchase price of $10.00 per share (each of the foregoing exercise prices, being the “Warrant Exercise Price”). The term “Exercised” shall mean submitted for purchase from the Company by a Warrant holder in accordance with the terms of the Warrants, and the term “Warrant Exercise” shall mean any such submission.

(b)
The Rights Offering will expire at 5:00 p.m. Eastern Time on March  , 2012 (the “Rights Expiration Time”), unless the Company, in its sole discretion, shall have extended the period of time for which the Rights Offering is open in which event the term “Rights Expiration Time” shall mean the time and date at which the Rights Offering, as so extended from time to time by the Company, shall expire. The Warrants shall expire at 5:00 p.m., Eastern Time, on the earlier of (i) the Warrant Expiration Date, or (ii) the Redemption Date, as those terms are defined in the Prospectus (the “Warrant Expiration Time”).

(c)
On January 17, 2012, the Company filed with the Securities and Exchange Commission (the “SEC”), a registration statement under the Securities Act of 1933, as amended on Form S-1 (File No. 333-179040) relating to the Rights Offering and Warrant Distribution (the “Registration Statement”).  The terms of the Rights Offering and the Warrants are more fully described in the prospectus forming part of the Registration Statement (the “Prospectus”) as such Registration Statement may be declared effective by the SEC.  A copy of the Prospectus is attached hereto as Exhibit 1.  All capitalized terms used and not defined herein shall have the same meaning as is assigned to them in the Prospectus. Promptly after the Record Date, Continental, in its capacity as transfer agent, will generate a list of holders of Common Stock as of the Record Time (the “Record Stockholders List”) and will provide a copy of such Record Stockholders List to the Company.

(d)
The Company hereby appoints Continental to act as subscription agent (the “Subscription Agent”) for the Rights Offering and as warrant agent (the “Warrant Agent”) with respect to the transfer, exercise and, if applicable the redemption, of the Warrants in accordance with and subject to the following terms and conditions.

2.	Subscription of Rights.

(a)
The Rights are evidenced by subscription rights certificates (the “Rights Certificates”), a copy of the form of which is attached hereto as Exhibit 2 and the final form of which will be filed as an exhibit to an amendment of the Registration Statement. The Rights Certificates entitle the holders to subscribe, upon payment of the Subscription Price, for shares of Common Stock at the rate of one share per Right evidenced by a Rights Certificate (the “Basic Subscription Right”). No fractional Common Shares will be issued.

(b)
The Rights Offering includes an over-subscription privilege entitling holders that timely and fully exercise their Basic Subscription Right to subscribe and pay the Subscription Price for additional shares of Common Stock to the extent not subscribed by other Rights holders (the “Over-Subscription Privilege”). Reference is made to the Prospectus for a complete description of the Basic Subscription Right and the Over-Subscription Privilege and the proration thereof.

(c)
Fractional Rights will not be issued. Fractional Rights resulting from the calculation of the number of Rights due to any Record Shareholder will, on an aggregate basis as to any such Record Shareholder, be eliminated by rounding up to the nearest whole Right.

3.	The Warrant Distribution.

(a)
The Warrants are evidenced by warrant certificates (the “Warrant Certificates”). A copy of the form of the $5 Warrant Certificate is attached hereto as Exhibit 3 and the final form of such $5 Warrant Certificate will be filed as an exhibit to an amendment of the Registration Statement. A copy of the form of the $10 Warrant Certificate is attached hereto as Exhibit 4 and the final form of such $10 Warrant Certificate will be filed as an exhibit to an amendment of the Registration Statement. The Warrant Certificates entitle the holders thereof to exercise their Warrants, upon payment of the relevant Warrant Exercise Price, for one share of Common Stock for each Warrant. Warrants are exercisable only for whole Common Shares.

(b)
Fractional Warrants will not be issued. Fractional Warrants resulting from the calculation of the number of Warrants due to any Record Shareholder will, on an aggregate basis as to any such Record Shareholder, be eliminated by rounding up to the nearest whole Warrant.

(c)
The Warrants are valid until the earlier of 5:00 p.m. Eastern time in the United States on (i) December 31, 2013 (the “Warrant Expiration Time”) or (ii) the date they are redeemed by the Company (the “Redemption Date”). The Warrants may, upon thirty (30) days written notice from the Company, be redeemed by the Company at any time after their Issue Date (a “Redemption”) by the Company paying $0.001 per Warrant (the “Redemption Price”).

4.	Duties of the Company.

The Company shall print and deliver to Continental:

(a)	all documents listed in sections 5.1(b)(i) and 5.1(b)(ii) of this Agreement that are to be mailed by Continental to holders of Rights and Warrants, and

(b)
all documents listed in sections 5.3(b)(i) and 5.3(b)(ii) of this Agreement that are, in the event of a Redemption of Warrants by the Company, to be mailed by Continental to holders of record of Warrants.

5.	Duties of Continental as Subscription Agent and Warrant Agent.

5.1	As Subscription Agent and Warrant Agent Continental is authorized and directed to perform the following:

(a)
Issue the Rights Certificates and the Warrant Certificates in accordance with this Agreement in the names of the Record Shareholders, keep such records as are necessary for the purpose of recording such issuance, and furnish a copy of such records to the Company.  The Rights Certificates and the Warrant Certificates may be signed on behalf of Continental by the manual or facsimile signature of a Vice President or Assistant Vice President of Continental, or by the manual signature of any of its other authorized officers.

(b)	Promptly after Continental creates the Record Stockholders List, Continental shall:

(i)
mail or cause to be mailed, by first class mail, to each holder of Common Stock of record on the Record Date whose address of record is within the United States or Canada or by Federal Express, DHL or other recognized international courier service, to each holder of Common Stock of record on the Record Date whose address of record is outside the United States or Canada, or is an A.P.O. or F.P.O. address, or deliver (which delivery may be done electronically through the facilities of the Depository Trust Company (“DTC”) or otherwise)  (1) a Rights Certificate evidencing the Rights to which such stockholder is entitled under the Rights Offering, (2) a $5 Warrant Certificate evidencing the $5 Warrants to which such shareholder is entitled under the Warrant Distribution, (3) a $10 Warrant Certificate evidencing the $10 Warrants to which such shareholder is entitled under the Warrant Distribution, (4) a copy of the Prospectus, (5) a suitable cover letter in the form supplied by the Company, (6) instructions as to the use of the Rights Certificate, (7) instructions as to the use of the Warrant Certificates, (8) Notice of Guaranteed Delivery, (9) notice of tax information, and (10) a return envelope addressed to Continental; and

(ii)
mail or cause to be mailed, by first class mail to each security dealer, commercial bank, trust company and other nominee that is a holder of Common Stock of record on the Record Date that is a resident of the United States or Canada and by Federal Express, DHL or other recognized international courier service to each security dealer, commercial bank, trust company and other nominee that is a holder of Common Stock of record on the Record Date and is not a resident of the United States or Canada, or deliver (which delivery may be done electronically through the facilities of the DTC or otherwise), (1) a form of letter that may be sent to their clients for whose accounts they hold shares of Common Stock registered in their name or the name of their nominee, (2) a Beneficial Owner Election Form, and (3) a Nominee Holder Certification, in addition to the mailing or delivery of the ten documents listed in paragraph (5.1)(b)(i) above.

(c)
Mail or deliver (which delivery may be done electronically through the facilities of DTC or otherwise) a copy of the Prospectus with certificates for shares of Common Stock when such are issued to persons other than the registered holder of a Rights Certificate or Warrant Certificate.

(d)
Accept Subscriptions and Warrant Exercises, without further authorization or direction from the Company, without procuring supporting legal papers or other proof of authority to sign (including without limitation proof of appointment of a fiduciary or other person acting in a representative capacity), and without signatures of co-fiduciaries, co-representatives, or any other person:

(i)
if the Rights Certificate or Warrant Certificate, as the case may be, is registered in the name of a fiduciary and is executed by, and the shares of Common Stock are to be issued in the name of, such fiduciary;

(ii)
if the Rights Certificate or Warrant Certificate, as the case may be, is registered in the name of joint tenants and is executed by one of the joint tenants, provided the certificate representing the shares of Common Stock to be issued pursuant to such exercise of Rights or Warrants is issued in the names of, and is to be delivered to, such joint tenants;

(iii)
if the Rights Certificate or Warrant Certificate, as the case may be, is registered in the name of a corporation or other entity and is executed by a person in a manner which appears or purports to be done in the capacity of an officer, or agent thereof, provided the shares of Common Stock to be issued pursuant to such exercise of Rights or Warrants are issued in the name of such corporation or other entity; or

(iv)
if the Rights Certificate or Warrant Certificate, as the case may be, is registered in the name of an individual and is executed by a person purporting to act as such individual’s executor, administrator, or personal representative, provided, the shares of Common Stock are to be registered in the name of such executor, administrator or personal representative as executor or administrator of the estate of the deceased registered holder and there is no evidence indicating that such executor, administrator or personal representative is not the duly authorized representative that he purports to be. The signature of the person purporting to act as such individual’s executor, administrator or personal representative must be Medallion Signature Guaranteed.

(e)
Accept Subscriptions and Warrant Exercises not accompanied by Rights Certificates or Warrant Certificates, as the case may be, if submitted by a firm having membership in the New York Stock Exchange or another national securities exchange or by a commercial bank or trust company having an office in the United States and accompanied by proper payment for the total number of Rights Subscribed or Warrants Exercised.

5.2	As Subscription Agent, Continental is further authorized and directed to:

(a)
Accept Subscriptions upon the due exercise (including payment of the Subscription Price) on or prior to the Rights Expiration Time in accordance with the terms of the Rights Certificates and the Prospectus.

(b)
Subject to the next sentence, accept Subscriptions from stockholders whose Rights Certificates are alleged to have been lost, stolen, or destroyed upon receipt by Continental of an affidavit of theft, loss, or destruction and a bond of indemnity in form and substance reasonably satisfactory to Continental, accompanied by payment of the Subscription Price for the total number of Rights Subscribed. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Rights Certificates and Continental shall withhold delivery of the Rights Subscribed for until after the Rights Certificates have expired and it has been determined that the Rights evidenced by said Rights Certificates have not otherwise been purported to have been exercised or otherwise surrendered.

(c)
Refer to the Company, for specific instructions as to acceptance or rejection of: Subscriptions received after the Rights Expiration Time, Subscriptions not authorized to be accepted, and Subscriptions otherwise failing to comply with the requirements of the Prospectus and the terms and conditions of the Rights Offering.

5.3 As Warrant Agent, Continental is further authorized and directed to:

(a)
Mail or cause to be mailed, by first class mail, or deliver (which delivery may be done electronically through the facilities of DTC or otherwise) a Warrant Certificate to each assignee or transferee of Warrants upon receiving appropriate documents to register the assignment or transfer thereof. All Warrant Certificates issued upon any transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits as the Warrant Certificates surrendered for such transfer or exchange.

(b)	in the event of a Redemption of the Warrants by the Company:

(i)
mail or cause to be mailed, by first class mail to each Warrant holder of record that is a resident of the United States or Canada and by Federal Express, DHL or other recognized international courier service to each Warrant holder of record that is not a resident of the United States or Canada, or deliver (which delivery may be done electronically through the facilities of the DTC or otherwise), (1) a redemption notice (in the form to be supplied by the Company) specifying the Warrants being redeemed and the date fixed for such redemption of Warrants (the "Redemption Date") which shall also be the date on which a Warrant holder's right to exercise Warrants being redeemed shall terminate., (2) a suitable cover letter in the form to be supplied by the Company, (3) instructions (in the form to be supplied by the Company) as to the use of the Warrant Certificate on or prior to the Redemption Date, and (4) a return envelope addressed to Continental.

(ii)
mail or cause to be mailed, by first class mail to each security dealer, commercial bank, trust company and other nominee that is a holder of record of Warrants and is a resident of the United States or Canada and by Federal Express, DHL or other recognized international courier service to each security dealer, commercial bank, trust company and other nominee that is a holder of record of Warrants and is not a resident of the United States or Canada, or deliver (which delivery may be done electronically through the facilities of the DTC or otherwise),  (1) a form of letter (in the form to be supplied by the Company) that may be sent to their clients for whose accounts they hold Warrants being redeemed registered in their name or the name of their nominee, (2) a Beneficial Owner Election Form, and (3) a Nominee Holder Certification, in addition to the mailing or delivery of the documents listed in paragraph (5.3)(b)(i) above.

(iii)
issue certificates representing the appropriate number of shares of Common Stock to the Warrant Holders who, as of 5 pm Eastern time on the Redemption Date, have properly Exercised Warrants being redeemed.

(iv)
pay in cash to the relevant Warrant holders, on behalf of the Company, the $0.001 per Warrant Redemption Price for any Warrants being redeemed that remain unexercised after 5 pm Eastern time in the United States on the Redemption Date.

(v)	close the Warrant transfer ledger at of 5 pm Eastern time on the relevant Redemption Date with respect to any Warrants that have been redeemed.

(c)
Accept Warrant Exercises upon the due exercise (including payment of the relevant Warrant Exercise Price) on or prior to the Warrants Expiration Time (or earlier Redemption Date) of Warrants in accordance with the terms of the Warrant Certificates and the Warrant Distribution as specified in the Prospectus.

(d)
Subject to the next sentence, accept Warrant Exercises from Warrant holders whose Warrant Certificates are alleged to have been lost, stolen or destroyed upon receipt by Continental of an affidavit of theft, loss or destruction and a bond of indemnity in form and substance reasonably satisfactory to Continental, accompanied by payment of the relevant Warrant Exercise Price for the total number of Common Shares underlying the Warrants being Exercised. Upon receipt of such affidavit and bond of indemnity and compliance with any other applicable requirements, stop orders shall be placed on said Warrant Certificates and Continental shall withhold delivery of the Common Shares underlying the Warrants being Exercised until Continental, acting reasonably, has determined that the Warrants evidenced by said Warrant Certificates have not otherwise been redeemed, purported to have been exercised or otherwise surrendered.

(e)
Refer to the Company, for specific instructions as to acceptance or rejection of: Warrant Exercises received after the Warrant Expiration Time or relevant Redemption Date, Warrants not authorized to be accepted and Warrant Exercises otherwise failing to comply with the terms and conditions of the Warrant Certificates and the Warrant Distribution as specified in the Prospectus.

6.	Acceptance of Subscriptions.

Upon acceptance of a Subscription, Continental shall from time to time during the Rights Offering:

(a)
Hold all monies received in the Rights Offering in a dedicated, non-interest bearing account for the benefit of the Company (the “Rights Account”). Promptly following the Rights Expiration Time, Continental shall, upon the receipt of the Distribution Letter in the form attached hereto as Exhibit 5 and executed by the Company, distribute to the Company the funds from exercise of the Basic Subscription Rights and Over-Subscription Privilege in such account and following the Rights Expiration Time issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for shares of Common Stock issuable with respect to Subscriptions that have been accepted. Continental will not be obligated to calculate or pay interest to any holder or any other party claiming through a holder or otherwise. In the event that the Rights Offering is not consummated because the Company has withdrawn, cancelled or terminated the Rights Offering, Continental shall, upon the receipt of the Liquidation Letter in the form attached hereto as Exhibit 6 and executed by the Company, liquidate the Rights Account as promptly as practicable and distribute the funds in the Rights Account to each subscribing Record Shareholder who made a Subscription Payment to Continental; and

(b)
Advise the Company daily by email transmission to the attention of Charles P. Kuczynski (the “Company Representative”) whose email address is charles_kuczynski@omagine.com as to the total number of shares of Common Stock Subscribed for and the amount of funds received, with cumulative totals for each; and

(c)
As promptly as possible but in any event on or before 3:30 p.m., Eastern Time, on the first full business day following the Rights Expiration Time, advise the Company Representative in accordance with 6(b) above and confirm by letter to such Company Representative of the number of Common Shares Subscribed for and the amount of funds received.

7.	Completion of Rights Offering.

(a)
Promptly following the Rights Expiration Time Continental shall (a) distribute to the Company the funds from exercise of the Basic Subscription Rights and Over-Subscription Privilege, and (b) issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates for the Common Stock for which Subscriptions have been received.

(b)
The Rights Certificates may be physical certificates but may, as instructed by the Company be issued electronically through the facilities of DTC. The Company shall appoint and have in office at all times a Registrar for the Rights Certificates, which may be Continental and which shall keep books and records of the registration and exercise of Rights Certificates (such books and records are hereinafter called the “Rights Certificate Register”).  The Company shall promptly notify Continental of any change in the Registrar of the Rights Certificates.

(c)
Until sixty (60) days after the Rights Expiration Time, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Common Stock to permit the exercise in full of all Rights issued pursuant to the Rights Offering. Subject to the terms and conditions of this Agreement, Continental will request the Transfer Agent for the Common Stock to issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) certificates (“Stock Certificates”) evidencing the appropriate number of shares of Common Stock as required from time to time in order to effectuate any exercise of Rights.

(d)
The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration, or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Common Stock issuable upon the exercise of Rights at the time of delivery of the Stock Certificates therefor (subject to payment of the Subscription Price) will be duly and validly issued, fully paid and non-assessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges, and security interests created by or imposed upon the Company.

(e)
The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents, and approvals of the SEC and any other governmental agency or authority and make such filings under federal and state laws which may be necessary or appropriate in connection with the issuance and delivery of Rights Certificates or the issuance, sale, transfer, and delivery of Common Stock issued upon exercise of Rights.

8.	Acceptance of Warrant Exercises.

Upon acceptance of a Warrant Exercise, Continental shall from time to time:

(a)	Hold all monies received from Warrant Exercises in a dedicated, non-interest bearing account (the “Warrant Account”) for the benefit of the Company.

(b)
Advise the Company weekly by email transmission to the attention of Charles P. Kuczynski (the “Company Representative”) whose email address is charles_kuczynski@omagine.com as to the total number of Warrants Exercised and the amount of funds received and deposited in the Warrant Account in accordance with 8(a) above with cumulative totals for each; and

(c)
In the event of one or more redemptions of Warrants by the Company, as promptly as possible but in any event on or before 3:30 p.m., Eastern time, on the first full business day following the relevant Redemption Date, advise the Company Representative in accordance with 8(b) above of the number of Warrants Exercised and the amount of funds received into the Warrant Account.

9.	Completion of Warrant Exercises.

(a)
Promptly, but in any event on or before 3:30 p.m., Eastern time, on the first full business day following: (i) the Exercise of any Warrant, (ii) any Redemption Date, or (iii) the Warrant Expiration Date, Continental shall distribute to the Company the funds from exercise of Warrants, and (b) shall issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company) Stock Certificates representing shares of Common Stock issuable with respect to the exercise of such Warrants. Continental will not be obligated to calculate or pay interest to any Warrant holder or any other party claiming through a Warrant holder or otherwise.

(b)
The Warrant Certificates may be physical certificates but may, as instructed by the Company be issued electronically through the facilities of DTC. The Company shall appoint and have in office at all times a Transfer Agent & Registrar for the Warrant Certificates, which may be Continental and which shall keep books and records of the registration, transfers, exercise and exchange of Warrant Certificates (such books and records are hereinafter called the “Warrant Certificate Register”. The Company shall promptly notify the Transfer Agent and Registrar of the exercise of any Warrants. The Company shall promptly notify Continental of any change in the Transfer Agent and Registrar of the Warrant Certificates.

(c)
Until sixty (60) days after the later of the Warrant Expiration Date or the date upon which all outstanding Warrants have been redeemed by the Company, the Company will reserve for issuance and keep available free from preemptive rights a sufficient number of shares of Common Stock to permit the exercise in full of all Warrants issued and outstanding at any time. Subject to the terms and conditions of this Agreement, Continental will request the Transfer Agent for the Common Stock to issue (in physical form or electronically through the facilities of DTC, in each case in a manner approved by the Company), Stock Certificates evidencing the appropriate number of shares of Common Stock as required from time to time in order to effectuate any exercise of Warrants.

(d)
The Company shall take any and all action, including without limitation obtaining the authorization, consent, lack of objection, registration, or approval of any governmental authority, or the taking of any other action under the laws of the United States of America or any political subdivision thereof, to insure that all shares of Common Stock issuable upon the exercise of Warrants at the time of delivery of the Stock Certificates therefor (subject to payment of the Warrant Exercise Price) will be duly and validly issued, fully paid and non-assessable shares of Common Stock, free from all preemptive rights and taxes, liens, charges, and security interests created by or imposed upon the Company.

(e)
The Company shall from time to time take all action necessary or appropriate to obtain and keep effective all registrations, permits, consents, and approvals of the SEC and any other governmental agency or authority and make such filings under federal and state laws which may be necessary or appropriate in connection with the issuance and delivery of Warrant Certificates or the issuance, sale, transfer, and delivery of Common Stock issued upon exercise of Warrants.

10.	Procedure for Discrepancies.

Continental shall follow its regular procedures to attempt to reconcile any discrepancies between the number of shares of Common Stock that any Rights Certificate or Warrant Certificate may indicate are to be issued to a Rights holder or Warrant holder and the number that the Record Stockholders List (as adjusted for fractional Rights and Warrants) indicates may be issued to such Rights or Warrant holder. In any instance where Continental cannot reconcile such discrepancies by following such procedures, Continental will consult with the Company for instructions as to the number of shares of Common Stock, if any, it is authorized to issue. In the absence of such instructions, Continental is authorized not to issue any shares of Common Stock to such Rights holder or Warrant holder.

11.	Procedure for Deficient Items.

Continental shall examine the Rights Certificates and Warrant Certificates received by it as Subscription and Warrant Agent to ascertain whether they appear to have been properly completed and executed.  In the event Continental determines that any Rights Certificate or Warrant Certificate does not appear to have been properly completed or executed, or where any Rights Certificate or Warrant Certificate do not appear to be in proper form for Subscription or Exercise, or any other irregularity in connection with the Subscription or Exercise appears to exist, Continental shall follow, where possible, its regular procedures to attempt to cause such irregularity to be corrected. Continental is not authorized to waive any irregularity in connection with any Subscription or Exercise, unless Continental shall have received from the Company the Rights Certificate or Warrant Certificate which was delivered and about which such irregularity is alleged, duly dated and signed by an authorized officer of the Company and indicating that any such irregularity in such Rights Certificate or Warrant Certificate has been cured or waived and that such Rights Certificate or Warrant Certificate has been accepted by the Company.  If any such irregularity is neither corrected nor waived, Continental will return to the subscribing stockholder or to the Exercising Warrant holder (at its option by either first class mail under a blanket surety bond or insurance protecting Continental and the Company from losses or liabilities arising out of the non-receipt or non-delivery of Rights Certificates or Warrant Certificates or by registered mail insured separately for the value of such Rights Certificate or Warrant Certificate) to such holder’s address as set forth in any such Rights Certificate or Warrant Certificate surrendered in connection therewith and any other documents received with such Rights Certificate or Warrant Certificates, and a letter of notice to be furnished by the Company explaining the reasons for the return of the Rights Certificate or Warrant Certificates and other documents.

12.	Date/Time Stamp.

Each document received by Continental relating to its duties hereunder shall be dated and time stamped when received.

13.	Transfer Procedures.

If Stock Certificates are to be delivered by Continental to a person other than the person in whose name a surrendered Rights Certificate or Warrant Certificate is registered, Continental shall issue no such Stock Certificate until the Rights Certificate or Warrant Certificate so surrendered has been properly endorsed (or otherwise put in proper form for transfer).

14.	Tax Reporting.

Should any issue arise regarding federal income tax reporting or withholding, Continental shall take such action as the Company reasonably instructs in writing.

15.	Termination.

The Company may terminate this Agreement at any time by so notifying Continental in writing. Continental may terminate this Agreement upon 60 days’ prior written notice to the Company. Upon any such termination, Continental shall be relieved and discharged of any further responsibilities with respect to its duties hereunder. Upon payment of all Continental’s outstanding fees and expenses, Continental shall forward to the Company or its designee promptly any Rights Certificate, Warrant Certificate or other document relating to Continental’s duties hereunder that Continental may receive after its appointment has so terminated. Sections 16, 17, 18 and 23 of this Agreement shall survive any termination of this Agreement.

16.	Authorizations and Protections.

As agent for the Company, Continental:

(a)	shall have no duties or obligations other than those specifically set forth herein or in the Prospectus or as may subsequently be agreed to in writing by Continental and the Company;

(b)	shall have no obligation to issue any shares of Common Stock unless the Company shall have provided a sufficient number of certificates for such Common Stock;

(c)
shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of any Rights Certificates or Warrant Certificates surrendered to Continental hereunder or shares of Common Stock issued in exchange therefor or upon the Exercise thereof, and will not be required to or be responsible for and will make no representations as to, the validity, sufficiency, value or genuineness of the Rights Offering or the Warrant Distribution;

(d)
shall not be obligated to take any legal action hereunder. If, however, Continental determines to take any legal action hereunder, and where the taking of such action might, in Continental’s judgment, subject or expose it to any expense or liability, Continental shall not be required to act unless it shall have been furnished with an indemnity reasonably satisfactory to it;

(e)
may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission, or other document or security delivered to Continental and believed by it to be genuine and to have been signed by the proper party or parties;

(f)	shall not be liable or responsible for any recital or statement contained in the Prospectus or any other documents relating thereto;

(g)
shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Rights Offering or the Warrant Distribution, including without limitation obligations under applicable securities laws;

(h)
may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic, or oral instructions of officers of the Company with respect to any matter relating to Continental acting as Subscription Agent or Warrant Agent covered by this Agreement (or supplementing or qualifying any such actions);

(i)
may consult with counsel satisfactory to Continental, including internal counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by Continental hereunder in good faith and in reliance upon the advice of such counsel; and

(j)	is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person.

Notwithstanding the foregoing, Continental shall be required to carry out its responsibilities under this Agreement diligently and shall be responsible for acts or omissions resulting from its negligence or intentional misconduct.

17.	Indemnification.

The Company agrees to indemnify Continental for, and hold it harmless from and against, any loss, liability, claim, or expense (“Loss”) arising out of or in connection with Continental’s performance of its duties under this Agreement or this appointment, including the costs and expenses of defending itself against any Loss or enforcing this Agreement, except to the extent that such Loss shall have been determined by a court of competent jurisdiction to be a result of Continental’s gross negligence or intentional misconduct.

18.	Limitation of Liability.

(a)
In the absence of gross negligence or intentional misconduct on its part, Continental shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. Anything in this agreement to the contrary notwithstanding, in no event shall Continental be liable for special, indirect, incidental, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Continental has been advised of the likelihood of such damages and regardless of the form of action. Any liability of Continental will be limited to the amount of fees paid by the Company hereunder.

(b)
In the event any question or dispute arises with respect to the proper interpretation of this Agreement or Continental’s duties hereunder or the rights of the Company or of any holders surrendering Rights Certificates for shares of Common Stock pursuant to the Rights Offering or Exercising Warrants for shares of Common Stock, Continental shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and Continental may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all stockholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Continental and executed by the Company and each such stockholder and party. In addition, Continental may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the stockholders and all other parties that may have an interest in the settlement.

19.	Representations, Warranties and Covenants.

The Company represents, warrants, and covenants that (a) it is duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, (b) the making and consummation of the Rights Offering and the Warrant Distribution and the execution, delivery, and performance of all transactions contemplated thereby (including without limitation this Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Company or any indenture, agreement, or instrument to which either is a party or is bound, (c) this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, binding obligation of the Company, enforceable against the Company in accordance with its terms, (d) the Rights Offering and the Warrant Distribution will comply in all material respects with all material applicable requirements of law, and (e) to the best of its knowledge, there is no litigation pending as of the date hereof in connection with the Rights Offering or the Warrant Distribution.

20.	Notices.

All notices, demands, and other communications given pursuant to the terms and provisions hereof shall be in writing, shall (except as provided for in Section 22 hereof) be deemed effective on the date of receipt, and may be sent by facsimile, overnight delivery services, or by certified or registered mail, return receipt requested to:

If to the Company:	If to Continental:
Omagine, Inc.	Continental Stock Transfer & Trust Company
The Empire State Building17 Battery Place
350 Fifth Avenue, 48th Floor	8th Floor
New York, NY 10118	New York, NY 10004
Attn: Charles P. Kuczynski	Attn: Reorganization Department
Telephone: (212) 563-4141	Telephone: (212) 509-4000, ext. 536
Fax: (212) 563-3355	Fax: (212) 616-7615

21.	Specimen Signatures.

Set forth in Exhibit 7 hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Agreement.  The Secretary of the Company shall, from time to time, certify to Continental the names and signatures of any other persons authorized to act for the Company under this Agreement.

22.	Instructions.

Any instructions given to Continental orally, as permitted by any provision of this Agreement, shall, upon the request of Continental, be confirmed in writing by the Company (which for these purposes only may be undertaken by e-mail transmission) as soon as practicable. Continental shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section.

23.	Fees.

Whether or not any Rights Certificates are surrendered to Continental for its services as Subscription Agent hereunder, the Company shall pay to Continental a fee of ten thousand Dollars ($10,000), together with reimbursement for reasonable out-of-pocket expenses. Such $10,000 fee is payable: $5,000 upon the signing of this Agreement by the parties and $5,000 upon the Rights Expiration Date. Whether or not any Warrant Certificates are surrendered to Continental for its services as Warrant Agent hereunder, for each calendar month, or part thereof in which any Warrants are outstanding, the Company shall pay to Continental a monthly fee of five hundred Dollars ($500), together with reimbursement for reasonable out-of-pocket expenses. All amounts owed to Continental hereunder are due upon receipt of the invoice.

24.	Force Majeure.

Continental shall not be liable for any failure or delay arising out of conditions beyond its reasonable control including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, storms, electrical, mechanical, computer or communications facilities failures, acts of God or similar occurrences.

25.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws, rules, or principles.

(b)	No provision of this Agreement may be amended, modified, or waived, except in writing signed by all of the parties hereto.

(c)
Except as expressly set forth elsewhere in this Agreement, all notices, instructions, and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed as provided in Section 20 or to such other address as a party hereto shall notify the other party in writing.

(d)
In the event that any claim of inconsistency arises between this Agreement and the terms of the Rights Offering or Warrants, as they may from time to time be amended, the terms of the Rights Offering and Warrants shall control, except with respect to Continental’s duties, liabilities, and rights, including without limitation compensation and indemnification, which shall be controlled by the terms of this Agreement.

(e)
If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties hereto to the full extent permitted by applicable law.

(f)	This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

(g)	This Agreement may not be assigned by any party without the prior written consent of the other party.

(h)
This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same agreement, and each of which may be delivered by the parties by facsimile or other electronic transmission, which shall not impair the validity of such counterparts.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Omagine, Inc.

By:
Charles P. Kuczynski
Vice-President and Secretary

Continental Stock Transfer & Trust Company, as Subscription and Warrant Agent

By:
Name
Title

Exhibit 1                      Prospectus

Exhibit 2                      Form of Rights Certificate

Exhibit 3                      Form of $5 Warrant Certificate

Exhibit 4                      Form of $10 Warrant Certificate

Exhibit 5                      Distribution Letter

Exhibit 6                      Liquidation Letter

Exhibit 7                      List of Authorized Representatives & Specimen Signatures

Exhibit 1

Prospectus

Exhibit 2

Form of Rights Certificate

Exhibit 3

Form of $5 Warrant Certificate

Exhibit 4

Form of $10 Warrant Certificate

Exhibit 5

Form of Distribution Letter

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: ____________________

Re: Trust Account No. ____________ Termination Letter

Ladies and Gentlemen:

Pursuant to Section 6(a) of the Subscription and Warrant Agent Agreement between Omagine, Inc., a Delaware corporation and Continental Stock Transfer & Trust Company dated as of January 31, 2012 (“Agreement”), you are hereby authorized and directed to immediately transfer the subscription funds held in the above-referenced segregated account to the Company in accordance with the terms of the Agreement.

Very truly yours,
Omagine, Inc.

By:
Charles P. Kuczynski
Vice-President and Secretary

Exhibit 6

Form of Liquidation Letter

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: ___________________

Re: Trust Account No. ____________ Termination Letter

Ladies and Gentlemen:

Pursuant to Section 6(a) of the Subscription and Warrant Agent Agreement between Omagine, Inc., a Delaware corporation (“Company”) and Continental Stock Transfer & Trust Company dated as of January 31, 2012 (“Agreement”), this is to advise you that the Company has withdrawn or otherwise terminated its Rights Offering (as defined in the Agreement).

In accordance with the terms of the Agreement, we hereby authorize and direct you to commence liquidation of the above-referenced segregated account in which the subscription monies were held as promptly as practicable to stockholders who elected to exercise their Rights.

You shall commence distribution of such funds in accordance with the terms of the segregated account and you shall oversee the distribution of such funds. Upon the payment of all the funds in the segregated account, your obligations under the Agreement shall be terminated.

Very truly yours,
Omagine, Inc.

By:
Charles P. Kuczynski
Vice-President and Secretary

Exhibit 7

List of Authorized Representatives & Specimen Signatures

Name	Title	Signature

Frank J. Drohan	President and Chief Executive Officer

Charles P. Kuczynski	Vice President and Secretary

William R. Hanley	Controller